Delaware Group Limited Term
Government Funds
NSAR

Exhibit List


Exhibit		Reference

77.Q1(a)(1)	Amended and Restated By
Laws of Delaware Group Limited Term
Government Funds (enclosed)

77.Q1(a)(2)	Certificate of Amendment of
Agreement and Declaration of Trust of
Delaware Group Limited Term Government
Funds (enclosed)